1 Investor Contact: Robert G. Burrows Vice President, Investor Relations 240-631-3280 burrowsr@ebsi.com Media Contact: Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com Founder and Executive Chairman of Emergent BioSolutions Announces Retirement - Fuad El-Hibri to Retire After More Than 20 Years GAITHERSBURG, Md., Jan. 14, 2022 -- Emergent BioSolutions Inc. (NYSE: EBS) today announced that Fuad El- Hibri, founder and executive chairman, has decided to retire effective April 1, 2022. “Creating and leading Emergent has been the honor of my life, and it would not have been possible without the help of our incredible team,” said El-Hibri. “I want to thank everyone at Emergent, past and present, for helping advance our inspiring mission over the past two decades. I could never have imagined the number of lives we would impact, and I will forever be proud of our accomplishments. Emergent is on track to achieving its 2024 strategic plan goals and I have utmost confidence in the executive team under the leadership of Bob Kramer and the oversight of our highly experienced and capable board. While I have been looking forward to retirement after 23 years of service, I will be rooting from the sidelines as a fan, friend, and shareholder.” El-Hibri founded Emergent (then BioPort) in 1998 with a single product, BioThrax® (Anthrax Vaccine Adsorbed), and took the company public in 2006. Having served as chief executive officer for almost 14 years until March 2012, and executive chairman for 10 years, El-Hibri has been instrumental in growing the company’s portfolio to its current suite of marketed and procured products for a variety of public health threats, including medical countermeasures for anthrax, smallpox, botulism, and chemical warfare agents, as well as overseeing the company’s role in fighting the opioid crisis. Under El-Hibri’s leadership, Emergent has delivered over 120 million dose-equivalents of COVID-19 vaccine and has built a trusted partnership with the U.S. government, including supplying anthrax and smallpox vaccines for the military and inventory for U.S. biodefense. In addition, his focus on quality manufacturing of complex biologics has resulted in a full suite of “molecule-to-market” CDMO development services, drug substance and drug product manufacturing, and packaging. With the support of more than 2,400 team members, the company generated approximately $1.6 billion in revenue in 2020 and has been expanding its investment in R&D to address an even broader array of public health threats. “Since founding Emergent, Fuad has transformed the company into a strong, successful organization that has helped millions of people,” said Ronald B. Richard, lead independent director at Emergent. “Emergent’s immense growth and progress over the last 23 years is a testament to Fuad’s character and work ethic. He is tirelessly dedicated to improving lives around the world by combatting public health threats. We will miss Fuad’s leadership and his friendship and wish him the best as he embarks on his well-deserved retirement.”

2 “Working alongside Fuad to provide solutions that address public health threats and bring lifesaving products to market has been a privilege,” said Robert G. Kramer, president and chief executive officer at Emergent. “I am grateful for Fuad’s leadership, and I am confident that our talented team will continue to build on the foundation he established to make our communities even safer and healthier. On behalf of everyone at Emergent, he has our thanks and appreciation.” Given El-Hibri’s wisdom, knowledge, experience, and history with the company, Emergent anticipates that El- Hibri will still be available as needed to effectively transition his knowledge to the Board of Directors and management team. The details of any arrangement related to that are under consideration by the Emergent Board of Directors and will be disclosed when approved by the Board. Emergent expects to name a new Chair of the Board of Directors ahead of El-Hibri’s retirement. About Emergent BioSolutions At Emergent, our mission is to protect and enhance life. We develop, manufacture, and deliver protections against public health threats through a pipeline of innovative vaccines and therapeutics. For over 20 years, we’ve been at work defending people from things we hope will never happen—so that we’re prepared just in case they ever do. We do what we do because we see the opportunity to create a better, more secure world. One where preparedness empowers protection from the threats we face. And peace of mind prevails. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram. Safe Harbor Statement This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including revenue estimates and projections and statements regarding our ability to meet those projections in the anticipated timeframe, if at all, statements about our vision and business prospects, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward- looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our medical countermeasure product contracts; appropriations for the procurement of our products; our ability to secure Emergency Use Authorization pre-approval or licensure, as applicable of our products from the U.S. Food and Drug Administration within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to successfully integrate and develop the operations, products, product candidates, programs, and personnel from our completed acquisitions; our ability and the ability of our collaborators to protect our intellectual property rights; whether anticipated synergies and benefits from an acquisition or in-license will be realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability to accurately forecast demand for our products and our suppliers to maintain an adequate supply of the materials needed to produce them; our ability and the ability of our contractors and suppliers to maintain compliance with current Good Manufacturing Practices and other regulatory obligations; the timing and results of clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our

3 commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements. ###